Exhibit 99.1

August 24, 2017

To the Shareholders of Community West Bancshares:

We are happy to report that Community West Bancshares is building on the positive momentum established last year.  A number of new Community West Bank offices have opened recently, expanding our reach throughout Ventura, Santa Barbara and San Luis Obispo counties, and our board of directors has been strengthened with the addition of two very experienced new members as we continue to  position the bank for long-term growth.

Significant consolidation among community banks continues throughout our marketplace, furthering a  trend that started a few years ago.  We are seizing the opportunity to fill the void left from acquisitions  of home-grown community banks by much larger regional banks.  Our full-service branch office in San  Luis Obispo opened in November 2016, additionally we relocated our branch in Santa Maria and opened  a new Oxnard branch in January 2017.  Also, we opened a new Paso Robles loan production office in  June 2017, and we have received approval from our primary regulator to establish a full-service branch  office in Paso Robles, which will open in 2018.  Needless to say, we are on the move to securing our  vision of being the leading community bank serving the Central Coast of California.

Dana Boutain and Tom Dobyns joined the Community West Bancshares board of directors in June.  Dana  is a Managing Director in the Oxnard office of CBIZ, an accountancy, financial services and insurance  services firm, with deep connections to the business community throughout Ventura County.  Tom has  more than 40 years of executive-level bank management experience, including most recently as  President and Chief Executive Officer of Mission Community Bank in San Luis Obispo County.  Dana and  Tom’s expertise is welcome, and their positive influence is already evident as our board of directors  develops business plans to maintain our community banking independence in the years ahead.

As we have focused on growing our franchise, we’ve concurrently delivered improved operating results.  Please review the attached second quarter investor fact sheet.  And we are proud that Community West  was awarded a “Super Premier” rating in April 2017, by The Findley Reports, the highest ranking for a  community bank.  In making their selections, The Findley Reports focuses on four ratios: growth, return  on beginning equity, net operating income as a percentage of average assets, and loan losses as a  percentage of gross loans.  It is an honor for our bank to be recognized by The Findley Reports.

The future is bright for community banks on California’s Central Coast.  We appreciate the continued support from you, our shareholders, as we pursue our growth opportunities.

Sincerely,

William R. Peeples	Martin E. Plourd
Chairman of the Board	President and Chief Executive Officer

COMMUNITY WEST BANCSHARES

NASDAQ: **CWBC**
$10.15
August 1, 2017

The Cereghino Group
Corporate Investor Relations
206.388.5785 www.stockvalues.com

FACT SHEET

Net Loan Portfolio

$685 Million at 6/30/17



2.9%
16.1%
30.2%
5.0%
45.8%
Commercial
Real estate
SBA
Manufactured housing
Other

Deposit Portfolio

$670 Million at 6/30/17



30.5%
16.0%
12.3%
39.2%
2.0%
Non-interest-bearing
Interest-bearing
Savings
CDs over 250K
CDs under 250K

SECOND QUARTER 2017 HIGHLIGHTS

- ◊ Net income was $1.6 million, or $0.18 per diluted share.
- ◊ Net interest margin was 4.39%.
- ◊ Net loans increased $24.1 million to $684.8 million at June 30, 2017, compared to $660.8 million three months earlier and increased $120.0 million compared to $564.8 million a year ago.
- ◊ Non-interest-bearing deposits increased 28.2% to $107.0 million at June 30, 2017, compared to $83.5 million a year ago.
- ◊ Book value per common share increased to $8.36 at June 30, 2017, compared to $7.81 a year ago.
- ◊ The Bank continues to be well-capitalized per banking regulations with its total risk-based capital ratio at 11.62% and Tier 1 leverage ratio at 9.23% at June 30, 2017.
- ◊ Annualized return on average assets was 0.83%.
- ◊ Annualized return on average common equity was 9.20%.

FINANCIAL HIGHLIGHTS

Period	EPS diluted	Total assets*	Loan Loss Provision Expense	ALL/loans held for investment	Net Interest Margin
2Q17	$ 0.18	$ 785	$ 0.12	1.27%	4.39%
2Q16	$ 0.13	$ 643	$ 0.06	1.37%	4.47%
2016	$ 0.62	$ 711	$ (0.05)	1.31%	4.60%
2015	$ 0.30	$ 621	$ (2.30)	1.44%	4.80%
2014	$ 0.75	$ 557	$ (5.10)	1.84%	4.50%

$ in millions except per share data

** at end of period*

ABOUT COMMUNITY WEST BANCSHARES

Community West Bancshares is a financial services company with headquarters in Goleta, California. The Company is the holding company for Community West Bank, the largest publicly traded community bank serving California's Central Coast area of Ventura, Santa Barbara and San Luis Obispo counties. Community West Bank has seven full-service California branch banking offices, in Goleta, Santa Barbara, Santa Maria, Ventura, Westlake Village, San Luis Obispo and Oxnard and a loan production office in Paso Robles. The principal business activities of the Company are Relationship business banking, Manufactured Housing lending and Government Guaranteed lending.

CWBC AUGUST 1, 2017

Recent Price	$10.15	Market Cap	$82.8M
Shares Outstanding	8.2M	Book Value per Common Share	$8.36
Estimated Float	6.0M	Price/Book	1.21x
52-Week Price Range	$7.70-$10.65	Institutional Ownership	37.1%
Net Interest Margin*	4.39%	Insider Ownership	26.8%

*most recent quarter

FINANCIAL HIGHLIGHTS
(in thousands, except per share)

Income Statement	Three Months Ended		
	30-Jun-17	31-Mar-17	30-Jun-16
Interest income	$ 9,066	$ 8,703	$ 7,674
Interest expense	1,030	929	777
Net interest income before provision for loan losses	8,036	7,774	6,897
Provision for loan losses	120	144	61
Net interest income after provision for loan losses	7,916	7,630	6,836
Non-interest income	697	641	577
Non-interest expenses	6,007	5,923	5,506
Income before income taxes	2,606	2,348	1,907
Provision for income taxes	1,050	992	782
Net income	1,556	1,356	1,125
Earnings per common share:			
Basic	$ 0.19	$ 0.17	$ 0.14
Diluted	$ 0.18	$ 0.16	$ 0.13

Balance Sheet	30-Jun-17	31-Mar-17	30-Jun-16
Total assets	$ 784,972	$ 748,300	$ 642,624
Total stockholders' equity	$ 68,216	$ 66,567	$ 63,238
Total deposits	$ 670,280	$ 640,130	$ 565,184
Net loans	$ 684,836	$ 660,761	$ 564,826

Asset Quality	30-Jun-17	31-Mar-17	30-Jun-16
Nonaccrual loans, net	$ 1,988	$ 2,302	$ 3,988
Nonaccrual loans, net/total loans	0.29%	0.34%	0.70%
Nonaccrual loans plus other assets acquired through foreclosure, net	$ 2,350	$ 2,447	$ 4,117
Nonaccrual loans plus other assets acquired through foreclosure, net/total assets	0.30%	0.33%	0.64%
Net loan (recoveries) charge-offs in the quarter	$ (88)	$ (177)	$ (148)
Net loan (recoveries) charge-offs in the quarter/total loans	(0.01%)	(0.03%)	(0.03%)

Community West Bank

CORPORATE HEADQUARTERS

Community West Bank
445 Pine Avenue
Goleta, CA 93117
Phone (805) 692-5821
www.communitywestbank.com

TOP INSTITUTIONAL SHAREHOLDERS *

First Securities America	6.97%
Wellington	6.39%
Stieven Capital	6.28%
Siena Capital	3.78%
Maltese Capital Mgmt.	3.19%
AllianceBernstein Holding	2.16%
Cutler Capital	1.74%
Dimensional Fund	1.55%
M3F	1.21%
Context BH Capital	0.70%
Northwestern Mutual	0.68%
Bridgeway Capital	0.47%

**information from SNL as of 31--Mar-17*

MANAGEMENT TEAM

Martin E. Plourd
President & Chief Executive Officer
Susan C. Thompson
EVP & Chief Financial Officer
Maureen C. Clark
EVP , Chief Operating Officer & Chief Information Officer
William F. Filippin
EVP & Chief Banking Officer
Kristine D. Price
EVP & Chief Credit Officer

The company described in this report is a client of Len Cereghino & Co., d.b.a. The Cereghino Group, a securities industry relations firm. This report was prepared using information obtained from management and from publications available to the public. This report does not purport to be a complete statement of all material facts and is not to be construed as a recommendation or solicitation to buy or sell securities of the company described herein. Upon receiving a written request sent to its website at www.stockvalues.com, The Cereghino Group will provide a package of detailed information on the client company. The Cereghino Group is compensated by the client company for services rendered on a continuing basis and consequently, the amount of such compensation related to the preparation and distribution of this report is not separately determinable. The Cereghino Group and/or its employees and/or members of their families, may have a long position in the securities of the company described herein.

Issued: August 1, 2017